Exhibit 99.1

PRESS RELEASE

For more information:

Gary Langford, Chief Financial Officer, Revolution Lighting Technologies, Inc.

704-405-0416

Revolution Lighting Appoints Charles Schafer as

New President and Chief Financial Officer

CHARLOTTE, N.C., Jan. 24, 2013 – Revolution Lighting Technologies, Inc. (RVLT), a leader in advanced LED lighting technology, today announced the appointment of Charles J. Schafer as President and Chief Financial Officer, effective January 29, 2013. Charlie was selected to lead the company in its next phase of growth based on his long track record of developing and executing successful growth strategies in the high technology arenas, as well as his accomplishments in building and driving organizations to peak performance.

Charlie will replace Mike Bauer, who served as President and CEO and will be departing the company for new opportunities on January 29th.

“We are proud to have Charlie join the Revolution Lighting team,” said Robert V. LaPenta, Chairman of the Revolution Lighting Board of Directors. Over the past 30 years, Charlie has held senior management and executive positions at several companies including L-3 Communications, Corp., Lockheed Martin and Loral Corp. Charlie has a M.S. from Columbia University Graduate School of Business and B.S. with honors from New York Institute of Technology in Accounting.

“This is an exciting time to join the team at Revolution Lighting, as businesses, municipalities and governments worldwide are poised to embrace the inherent benefits of LED lighting,” commented Schafer. “I expect by working with the management team and Aston Capital to accelerate growth by leveraging the Company’s core competencies in excellence in innovation and differentiated brand development. I am excited by the potential and ready to get started.”

For more information, please visit the Revolution Lighting Technologies, Inc. web site at www.rvlti.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including the satisfaction of closing conditions prior to the consummation of the acquisition of Seesmart and the anticipated benefits of such acquisition. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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